EXHIBIT 5.1, 8.1 and 23.1

December 22, 2011

CCRE Commercial Mortgage Securities, L.P.
110 East 59th Street
New York, New York 10022

Re:	Commercial Mortgage Pass-Through Certificates and Commercial Mortgage-Backed Notes

Ladies and Gentlemen:

We have acted as special counsel to CCRE Commercial Mortgage Securities, L.P. (the “Depositor”), in connection with the Depositor’s Registration Statement on Form S-3 (the “Registration Statement”) being filed today with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”).  The prospectus included in the Registration Statement describes the Commercial Mortgage Pass-Through Certificates (the “Certificates”) and Commercial Mortgage-Backed Notes (the “Notes”, and together with the Certificates, the “Securities”) to be sold by the Depositor in one or more series (each, a “Series”) of Securities.  Each Series of Securities will be issued under  a separate pooling and servicing agreement (each, a “Pooling and Servicing Agreement”) among the Depositor, a master servicer (a “Master Servicer”), a special servicer (a “Special Servicer”), a trustee (a “Trustee”) and, if applicable, such other parties to be identified in the prospectus supplement for such Series and/or an indenture (each, an “Indenture”).  A form of Pooling and Servicing Agreement is incorporated by reference from an exhibit to the registration statement on Form S-3 (File No. 333-172863).  Capitalized terms used and not otherwise defined herein have the respective meanings given to such terms in the Registration Statement.

In rendering the opinions set forth below, we have examined and relied upon the following as to matters of fact relevant to the opinions expressed herein: (1) the Registration Statement, including the base prospectus and the form of prospectus supplement constituting a part thereof, in the forms filed with the Commission; (2) the Pooling and Servicing Agreement, in the form previously filed with the Commission; and (3) such other documents, materials and authorities as we have deemed necessary in order to enable us to render our opinion set forth below.  We express no opinion concerning the laws of any jurisdiction other than the laws of the State of New York and, to the extent expressly referred to in this letter, the federal laws of the United States of America.  We express no opinion with respect to any Series of Securities for which we do not act as counsel to the Depositor.

Based upon and subject to the foregoing, we are of the opinion that:

1.           When a Pooling and Servicing Agreement or an Indenture for a Series of Securities  has been duly and validly authorized, executed and delivered by the Depositor, a Servicer, a Special Servicer, a Trustee or any other party thereto, and the Securities of such Series have been duly executed, authenticated, delivered and sold as contemplated in the Registration Statement, such Securities will be validly issued and outstanding, fully paid and non-assessable, and the holders of such Securities will be entitled to the benefits provided by such Pooling and Servicing Agreement and/or Indenture, as applicable.

2.           The descriptions of federal income tax consequences appearing under the heading “Federal Income Tax Consequences” in the base prospectus and in the form of prospectus supplement accurately describe the material federal income tax consequences to holders of Securities under existing law and subject to the qualifications and assumptions stated therein.  We also hereby confirm and adopt the opinions expressly set forth under such headings, under existing law and subject to the qualifications and assumptions stated therein.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and, with respect to any Series of Securities for which we act as counsel to the Depositor, to the reference to Cadwalader, Wickersham & Taft LLP and the discussion of our opinions set forth in this letter under the headings “Legal Matters” and “Federal Income Tax Consequences” in the prospectus, which is part of the Registration Statement.  This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

Very truly yours,

/s/ Cadwalader, Wickersham & Taft LLP